Exhibit 107.1
Calculation of Filing Fee Tables
Form S-8
(Form Type)

Doma Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Type	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)
Equity	Common Stock, par value US$0.0001 per share, reserved for issuance under the Registrant’s Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	16,233,611	$2.46	$39,934,683	0.0000927	$3,702
Equity	Common Stock, par value US$0.0001 per share, reserved for issuance under the Registrant’s Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	3,246,722	$2.46	$7,986,936	0.0000927	$740
Total Offering Amounts					$47,921,619		$4,442
Total Fee Offsets							—
Net Fee Due							$4,442

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) 16,233,673 shares of Common Stock of Doma Holdings, Inc. (the “Company” or the “Registrant”) of the Registrant that were added to the shares of Common Stock authorized for issuance pursuant to the Doma Holdings, Inc. Omnibus Incentive Plan (the “OIP”) pursuant to the provision of the OIP providing for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year, (ii) 3,246,722 shares of Common Stock of the Registrant that were added to the shares of Common Stock authorized for issuance pursuant to the Doma Holdings, Inc. Employee Stock Purchase Plan (the “ESPP,” and together with the OIP, the “Plans”) pursuant to the provision of the ESPP providing for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement any additional shares of Common Stock that may become issuable under the Plans by reason of any share dividend, share split or other similar transaction.

(2)	Rounded up to the nearest penny.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock, as reported on The New York Stock Exchange on March 23, 2022.